SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

ADVANCED MEDICAL ISOTOPE CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1021 N. Kellogg Street, Kennewick, WA 99336
(Address of principal executive offices)

(509) 736-4000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Creation of Series A Convertible Preferred Stock

On June 30, 2015, Advanced Medical Isotope Corporation (the “Company”) filed the Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock (“Certificate of Designations”) with the Delaware Secretary of State, designating 2.5 million shares of the Company’s preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock (“Series A Preferred”). Each share of Series A Preferred has a liquidation preference of $5.00 per share (“Liquidation Preference”), and, subject to certain limitations set forth in the Certificate of Designations, is convertible either (i) at the option of the holder, into that number of shares of the Company’s common stock, par value $0.001 per share, equal to the Liquidation Preference, divided by $0.005 (the “Conversion Shares”), or (ii) in the event the Company completes an equity or equity-based public offering, registered with the Securities Exchange Commission, resulting in gross proceeds to the Company totaling at least $5.0 million, all issued and outstanding shares of Series A Preferred will automatically convert into Conversion Shares.

The foregoing description of the Series A Preferred is qualified, in its entirety, by the full text of the Certificate of Designations, attached to this Current Report on Form 8-K as Exhibit 4.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORP.

Date: July 7, 2015	By:	/s/ James C. Katzaroff
James C. Katzaroff
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock of Advanced Medical Isotope Corporation, dated June 30, 2015